                                     EXHIBIT 4.9
                                     -----------

                                    COMPUSA INC.,

                                      as Issuer,

                                    COMPTEAM INC.

                               COMPUSA HOLDINGS II INC.

                                  PCS COMPLEAT, INC.

                               COMPUSA HOLDINGS I INC.

                                 COMPUSA STORES L.P.

                               COMPUSA HOLDINGS COMPANY

                              COMPUSA MANAGEMENT COMPANY

                                         and

                                 COMPUTER CITY, INC.

                                    as Guarantors,

                                         and

                          U.S. TRUST COMPANY OF TEXAS, N.A.,

                                      as Trustee

                                     -----------

                             SIXTH SUPPLEMENTAL INDENTURE

                             Dated as of August 31, 1998



--------------------------------------------------------------------------------
     Supplement to Indenture dated as of June 17, 1993, among CompUSA Inc., as Issuer, Compudyne Products, Inc., Compudyne Direct, Inc., CompFinance Inc., and CompService Inc., as Guarantors, and U.S. Trust Company of Texas, N.A., as Trustee, relating to CompUSA Inc.'s $110,000,000 principal amount of 9 1/2% Senior Subordinated Notes due 2000
--------------------------------------------------------------------------------

                             SIXTH SUPPLEMENTAL INDENTURE

     SIXTH SUPPLEMENTAL INDENTURE, dated as of August 31, 1998, among CompUSA Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), CompUSA Management Company and CompUSA Holdings Company, both business trusts duly organized and existing under the laws of the State of Delaware, CompUSA Stores L.P., a limited partnership duly organized and existing under the laws of the State of Texas, and CompTeam Inc., CompUSA Holdings II Inc., PCs Compleat, Inc., CompUSA Holdings I Inc. and Computer City, Inc., all corporations duly organized and existing under the laws of the State of Delaware (collectively, the "Guarantors"), and U.S. Trust Company of Texas, N.A., a national banking association duly organized and existing under the laws of the United States (the "Trustee"), as Trustee under the Indenture hereinafter mentioned.

                                     WITNESSETH:

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., Compudyne Products, Inc. and Compudyne Direct, Inc. heretofore executed and delivered to the Trustee an Indenture dated as of June 17, 1993 (the "Indenture"), providing for the issuance of $110,000,000 principal amount of the Issuer's 9 1/2% Senior Subordinated Notes due 2000 (the "Securities"); and

     WHEREAS, Compudyne Products, Inc. and Compudyne Direct, Inc. have been merged with and into the Issuer and are therefore no longer in existence; and

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc. and CompTeam Inc. heretofore executed and delivered to the Trustee the First Supplemental Indenture dated as of December 1, 1995, by which CompTeam Inc. was added as a Guarantor of the Indenture; and

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc. and CompUSA Holdings II Inc. heretofore executed and delivered to the Trustee the Second Supplemental Indenture dated as of February 7, 1996, by which CompUSA Holdings II Inc. was added as a Guarantor of the Indenture; and

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc. and Snowstorm Merger Corp. heretofore executed and delivered to the Trustee the Third Supplemental Indenture dated as of May 14, 1996, by which Snowstorm Merger Corp. was added as a Guarantor of the Indenture; and

     WHEREAS, Snowstorm Merger Corp. has been merged with and into PCs Compleat, Inc. and is therefore no longer in existence; and

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc. and PCs Compleat, Inc. heretofore executed and delivered to the Trustee the Fourth Supplemental Indenture dated as of May 30, 1996, by which PCs Compleat, Inc. was added as a Guarantor of the Indenture; and

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II, Inc., PCs Compleat, Inc., CompUSA Holdings I Inc., CompUSA Stores L.P., CompUSA Holdings Company and CompUSA Management Company heretofore executed and delivered to the Trustee the Fifth Supplemental Indenture dated as of June 14, 1996, by which CompUSA Holdings I Inc., CompUSA Stores L.P., CompUSA Holdings Company and CompUSA Management Company were added as Guarantors of the Indenture; and

     WHEREAS, CompService Inc. has been merged with and into CompFinance Inc. and CompFinance Inc. has been merged with and into the Issuer, and CompService Inc. and CompFinance Inc. are therefore no longer in existence; and

     WHEREAS, Computer City, Inc. is now a wholly owned subsidiary of the Issuer and wishes to guarantee Issuer's obligations with respect to the repayment of the Securities;

     WHEREAS, Section 9.01 of Indenture, "Amendment -- Without Consent of Securityholders", provides that provisions of the Indenture may be amended or supplemented without the consent of the Holders with respect to certain matters therein identified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Sixth Supplemental Indenture and to make this Sixth Supplemental Indenture valid and binding have been complied with or have been done or performed;

     NOW, THEREFORE, in consideration of the above premises, and in accordance with the terms of the Indenture, the Issuer, the Guarantors and the Trustee agree as follows:

                                     ARTICLE ONE
                                     DEFINITIONS

     SECTION 1.01. For all purposes of the Indenture and this Sixth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Sixth Amendment to Indenture as a whole and not to any particular Article, Section or subdivision; and

          (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

                                     ARTICLE TWO
                               AMENDMENT AND SUPPLEMENT

     SECTION 2.01. The definition of "Guarantor," which follows the definition of "Guarantee" in Section 1.01 of the Indenture, is hereby deleted and replaced with the following new definition:

     "Guarantor" means each of CompTeam Inc., CompUSA Holding II Inc., PCs Compleat, Inc., CompUSA Holdings I Inc., CompUSA Management Company, CompUSA Stores L.P., CompUSA Holdings Company, Computer City, Inc. and any other direct or indirect Subsidiary of the Company that executes a Subsidiary Guarantee after the date hereof, and their respective successors or assigns.

     SECTION 2.02. Computer City, Inc. hereby agrees to be bound by all of the terms and conditions of the Indenture as a Guarantor and to execute such documents, including without limitation a written Subsidiary Guarantee, as shall be necessary to evidence its status as a Guarantor.

                                    ARTICLE THREE
                                    MISCELLANEOUS

     SECTION 3.01. Except as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and this Sixth Supplemental Indenture, the Indenture remains in full force and effect in accordance with its terms.

     SECTION 3.02. The Trustee accepts the modification of the Indenture effected by this Sixth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer. The Trustee makes no representation and shall have no responsibility as to the validity of this Sixth Supplemental Indenture.

     SECTION 3.03. In case any provision in this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Sixth Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

     SECTION 3.04. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Indenture and its construction.

     SECTION 3.05. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 3.06. The address for any notice or communication to Computer City, Inc. is:

               Computer City, Inc.
               14951 North Dallas Parkway
               Dallas, Texas 75240

               Attention: President



     IN WITNESS WHEREOF, the Issuer, the Guarantors and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto duly affixed, all as of the day and the year first above written.


                                       CompUSA Inc.
[SEAL]

                                       By: /s/ Mark R. Walker
                                          ------------------------------------
Attest:                                   Name:  Mark R. Walker
                                          Title: Senior Vice President

---------------------

                                       CompTeam Inc.
[SEAL]

                                       By: /s/ Mark R. Walker
                                          ------------------------------------
Attest:                                   Name:  Mark R. Walker
                                          Title: Secretary

---------------------

                                       CompUSA Holdings II Inc.
[SEAL]

                                       By: /s/ Mark R. Walker
                                          ------------------------------------
Attest:                                   Name:  Mark R. Walker
                                          Title: Secretary

---------------------

                                       PCs Compleat, Inc.
[SEAL]

                                       By: /s/ Mark R. Walker
                                          ------------------------------------
Attest:                                   Name:  Mark R. Walker
                                          Title: Secretary

---------------------

                                       CompUSA Holdings I Inc.
[SEAL]

                                       By: /s/ Mark R.Walker
                                          ------------------------------------
Attest:                                   Name:  Mark R. Walker
                                          Title: Secretary

---------------------

                                       CompUSA Stores L.P.

[SEAL]                                 By: CompUSA Inc., General Partner


                                       By: /s/ Mark R. Walker
                                          ------------------------------------
Attest:                                   Name:  Mark R. Walker
                                          Title: Senior Vice President

---------------------

                                       CompUSA Holdings Company
[SEAL]

                                       By: /s/ Mark R. Walker
                                          ------------------------------------
Attest:                                   Name:  Mark R. Walker
                                          Title: Secretary

---------------------

                                       CompUSA Management Company
[SEAL]

                                       By: /s/ Mark R. Walker
                                          ------------------------------------
Attest:                                   Name:  Mark R. Walker
                                          Title: Secretary

---------------------

                                       Computer City, Inc.
[SEAL]

                                       By: /s/ Mark R. Walker
                                          ------------------------------------
Attest:                                   Name:  Mark R. Walker
                                          Title: Senior Vice President

---------------------

                                       U.S. Trust Company of Texas, N.A.,
[SEAL]                                       as Trustee

                                       By: /s/ Melissa Scott
                                          ------------------------------------
Attest:                                   Name:  Melissa Scott
                                          Title: Vice President

  /s/ [Illegible]
---------------------